                                                                    EXHIBIT 99.2



                                       October 14, 1998



FirstEnergy Corp.
76 South Main St.
Akron, Ohio 44308

Dear Sirs:

     This letter confirms the agreement in principle of Duquesne Light Company ("DLC"), a Pennsylvania corporation, and FirstEnergy Corp. ("FE"), an Ohio corporation, acting on behalf of Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company, and The Toledo Electric Company (together, "FE Subsidiaries"), regarding the exchange of interests in certain electric generation facilities (hereinafter "Generation Exchange"). FE shall cause the FE Subsidiaries to perform all acts described herein as necessary or appropriate to fulfill FE's obligations hereunder. The terms of the agreement in principle are as follows:

               1. Interests Exchanged. The Parties intend to exchange the following interests in electric generation assets:

          (a) DLC will assign, convey, transfer and deliver to the FE Subsidiaries its rights, title and interest in and to the following electric generation plants: Beaver Valley Power Station Units Nos. 1 & 2 (subject to
Section 3 hereof), Perry Unit No. 1, W.H. Sammis Unit No. 7, Bruce Mansfield Units Nos. 1, 2 & 3, and Eastlake Unit No. 5 (together, "DLC Interests"), as described and identified in Exhibit 1 hereof.

          (b) The FE Subsidiaries will assign, convey, transfer and deliver to DLC its rights, title and interest in and to the following electric generation plants: all units located at the Avon Lake, New Castle, and Niles generating stations (together, "FE Interests"), as described and identified in Exhibit 2 hereof.

FirstEnergy Corp.
October 14, 1998
Page 2


          (c) Each Party will be responsible for the costs of any state or local transfer taxes associated with the transfer of its real property to the other.

          2.  Structure of Exchange.

          (a) The Generation Exchange will be structured to qualify as a tax deferred, like-kind exchange under Internal Revenue Code Section 1031. The Parties recognize, however, that certain assets associated with the exchange may constitute nonqualifying property under Section 1031.

          (b) The Generation Exchange would be followed immediately by DLC's sale of the FE Interests to the winning bidder ("Winning Bidder") in DLC's generation auction ("DLC Auction"), except as provided in Section 7.

          (c) FE will indemnify and hold DLC harmless against claims and liabilities associated with its temporary ownership of the FE Interests to the extent such claims and liabilities are not assumed by the Winning Bidder.

          3. Beaver Valley Unit 2. DLC will terminate the Facility Leases/1/ and will be responsible for all payments and expenses associated with such termination. DLC will indemnify and hold FE harmless against any claims and liabilities associated with the termination of the Facility Leases.

          4. FE Financial Commitment. FE will provide a financial commitment that DLC has determined will ensure that the net proceeds from the DLC Auction will be sufficient, at a minimum, to maintain or reduce the level of stranded cost recovery approved by the PaPUC in its May 29, 1998 restructuring order.



------------------
/1/ Facility Leases, such dated as of September 15, 1987, by and among The First National Bank of Boston, as Owner Trustee ("FNB") and DLC (as amended, the "Facility Leases").

FirstEnergy Corp.
October 14, 1998
Page 3




          5. Decommissioning. DLC will be responsible for its share of nuclear decommissioning costs for the Beaver Valley Power Station and Perry Unit 1. The Parties will cooperate in developing alternative methods for handling DLC's decommissioning obligations in a manner that caps such obligations at the total funding amounts allowed by the PaPUC in the DLC restructuring order and provides FE the after-tax treatment associated with those funds that are assumed in such order. Any additional decommissioning costs, or costs associated with spent nuclear fuel or the disposal or decommissioning of any other nuclear equipment, facilities or properties of any kind, will be the sole responsibility of FE.

          6.  Labor.

          The Parties will cooperate to resolve labor-related matters, including with respect to union contracts, workforce levels, severance, and employee benefits, in a manner that treats employees fairly and equitably apportions any related costs between the Parties. The definitive agreements for the Generation Exchange shall clearly define and apportion the rights and obligations of the Parties regarding these matters.

          7.  FENOC.

          (a) DLC will assign, convey, transfer and deliver its right, title and interest in the Beaver Valley Power Station to FE, including the transfer of responsibility for the operation and maintenance of the plant to FirstEnergy Nuclear Operating Company ("FENOC"), and DLC's interest in Perry Unit 1 ("Nuclear Interest Transfer"), as soon as practicable after the receipt of all associated regulatory approvals and the satisfaction of any other condition, as set forth in the definitive agreements, to such a transfer, including conditions related to the Facility Lease, decommissioning, labor-related matters, nuclear fuel, and transmission as further described Sections 3, 5, 6, 9, and 10 hereof. Such transfers of DLC's right, title and interest and operating responsibility in or for its nuclear interests will be made as the conditions precedent for such transfer of Beaver Valley Unit 1, Beaver Valley Unit 2 and/or Perry Unit 1 are satisfied.

FirstEnergy Corp.
October 14, 1998
Page 4




          (b) Upon execution of this agreement in principle, DLC shall provide written notification to FE that it supports the pending Nuclear Regulatory Commission application by FENOC to assume operating responsibility for Perry Unit 1. DLC's support for such NRC application shall not constitute a waiver of DLC's right to withhold consent to the assignment of such operating responsibility to FENOC pursuant to the Perry Unit 1 Operating Agreement, dated as of March 10, 1987, such consent to be required and provided upon execution of the Exchange Agreements described in Section 14.

          8.  Cooperation in DLC Auction.

          (a) FE will cooperate with DLC in a commercially reasonable manner to provide for the timely and successful completion of the DLC Auction, including providing the due diligence specified in Section 15 and designating a person or persons having engineering and operational familiarity with respect to each of the FE Interests to be the principal contact person(s) for the auction of the FE Interests and causing such person(s) to make sufficient time available for such purpose as reasonably required by DLC or its consultants or advisors.

          (b) FE agrees that it will not submit a bid in DLC's auction.

          (c) For any FE employee(s) affected by the Generation Exchange to whom FE desires to submit an offer of continuing employment, FE shall disclose the identity of such employee(s) to DLC reasonably in advance of the date when bids are due in the DLC Auction.

          (d) Nothing in this agreement in principle or the definitive agreements shall be deemed to grant FE any rights with respect to, or otherwise to participate in, the implementation of the DLC Auction.

          9.  Fuel.   Each Party will sell, assign, convey, transfer and deliver to the other its rights, title and interest in and to the fuel inventories, including nuclear fuel in core, associated with the generation interests being exchanged at the

FirstEnergy Corp.
October 14, 1998
Page 5




cost of such fuel inventories. Each Party will also assign, to the extent assignable, all rights and obligations under fuel contracts applicable to such interests. To the extent any such contract is not assignable, including leases for nuclear fuel, the Party to such contract shall agree to resell the fuel delivered under such contract or lease to the other Party and receive from the other Party the cost of such deliveries on an as-incurred basis during the term of the contract or lease, provided that no such contract shall be extended, nor shall any additional nuclear fuel be added to any such leases.

          10. Transmission Facilities. DLC will sell, assign, convey, transfer and deliver to FE (i) the transmission facilities necessary and appropriate to permit the delivery of power from the Beaver Valley Power Station and the Bruce Mansfield Power Station to the FE transmission system, and (ii) any substation and related facilities as are necessary to meet Nuclear Regulatory Commission requirements for the safe and reliable operation of the Beaver Valley Power Station, provided that arrangements are made for continued use by DLC of such substation facilities as are necessary for the integration and operation of its system. The purchase price for the DLC facilities so transferred shall be equal to the net book costs of such facilities at the closing date of such transaction.

          11. CAPCO Agreements. All contractual arrangements associated with the Central Area Power Coordination Group ("CAPCO"), including the unit operating agreements associated with the DLC Interests, the Transmission Facilities Agreement, and the CAPCO Basic Operating Agreement, will be modified or terminated so that DLC shall have no further rights or obligations respecting such agreements and in a manner necessary or appropriate to permit compliance by FE with any law, regulation or contract.

          12. Property Tax Litigation. As of the date of execution of this agreement in principle, FE will receive the full benefits, including any refunds, and shall bear the full costs after such date related to, pending litigation and appeals regarding the property taxes for the Perry, Eastlake and Sammis plants, provided, however, that if the Generation Exchange as to any such unit is not consummated for any reason, the Parties shall negotiate arrangements that place them in the same position as to such unit, with respect to any such costs or benefits, as if this agreement in

FirstEnergy Corp.
October 14, 1998
Page 6



principle had not been executed. DLC will continue to take all actions necessary in such proceedings, in cooperation with FE, until the closing subject to reimbursement of all expenses upon closing.

          13. Litigation. The Generation Exchange will constitute a full settlement of all existing and future litigation between the Parties related to their ownership interests in the CAPCO assets. Following the execution of this agreement in principle, definitive settlement agreements as to any pending litigation will be negotiated consistent with this agreement in principle and will take effect on the date of closing of the Generation Exchange. In addition, upon execution of this agreement in principle, the Parties will jointly seek an order of the Court in the current litigation regarding Eastlake Unit 5 (the "Eastlake Litigation") to stay all proceedings in the Eastlake Litigation pending the complete execution of Exchange Agreements. Upon the complete execution of the Exchange Agreements, the Parties will jointly present to the Court an agreed order which will have the effect of suspending the Eastlake Litigation while preserving the Parties' rights to continue the Eastlake Litigation in the event that the Generation Exchange does not close.
If the Generation Exchange does not so close, DLC shall retain all rights with respects to such litigation, with the exception being that execution of the Exchange Agreements shall constitute an irrevocable waiver by DLC of claims for money damages in the Eastlake Litigation but not for any other remedy, including the partition or sale of the unit.

          14. Definitive Agreements.   Following the execution of this agreement
in principle, the Parties shall in good faith negotiate as soon as practicable definitive agreements (together with any related schedules, together the "Exchange Agreements") reflecting the terms of the Generation Exchange as set forth in this agreement in principle and containing such additional terms, covenants, representations and warranties, assumptions of liability and other conditions as are normal and customary for transactions of this kind. The representations, warranties, covenants and conditions for FE and DLC are expected to include, but not necessarily be limited to, those set forth in the Asset Purchase Agreement Term Sheet, attached as Appendix D to the DLC Generation Auction Plan.

FirstEnergy Corp.
October 14, 1998
Page 7



          It is specifically agreed and understood by the Parties that the terms set forth in this agreement in principle do not constitute all of the major terms which will be included in the Exchange Agreements, that the terms set forth herein are subject to further discussion, negotiation, and due diligence, and that this agreement in principle is an expression of intent only and is not intended, nor will it be alleged by either Party, to create or result in any legally binding obligation upon the Parties, with the sole exception being this sentence and Sections 7(b) and 23.

          15. Due Diligence.

          (a) Between the date of this letter and the date of consummation of the Generation Exchange, FE will (i) give DLC and its authorized representatives (including without limitation, its professional and financial advisors and any qualified bidder in the DLC Auction, together "DLC Representatives"), access during regular business hours upon reasonable notice to all of the generating plants constituting the FE Interests and to all of its books and records associated with the FE Interests, (ii) permit DLC Representatives to make such reasonable inspections as it may require, including the performance of Phase I and Phase II environmental audits as to the FE Interests, provided that DLC bears all of the expenses related to such audits and inspections, (iii) cause FE's officers and those of its subsidiaries to furnish DLC Representatives with such financial and operating data and other information with respect to the FE Interests as DLC Representatives may request from time to time, and (iv) keep DLC Representatives apprised of material developments in the operation and maintenance of the FE Interests. As provided in the letter agreement between FE and DLC respecting confidentiality, the information provided to DLC Representatives will be treated on a confidential basis. DLC will require any qualified bidder in the DLC Auction to execute a confidentiality agreement providing similar protections for due diligence information provided by FE to such bidders.

          (b) Between the date of this letter and the date of consummation of the transactions contemplated herein or termination hereof, DLC will keep FE apprised of material developments regarding the operation and maintenance of the Beaver Valley Power Station and shall otherwise provide FE access to such information respecting Beaver Valley as is reasonably required for FE to perform due

FirstEnergy Corp.
October 14, 1998
Page 8



diligence for the Generation Exchange. To the extent DLC determines that certain due diligence information should be provided to FE only pursuant to a confidentiality agreement, the Parties shall negotiate such an agreement in good faith.

          16. Assumption of Liabilities. DLC shall cause the Winning Bidder to assume such liabilities, whether known or unknown, absolute or contingent, direct or indirect, relating to the FE Interests as are normal and customary in transactions of this kind, including liabilities relating to DLC's temporary ownership of the FE Interests. FE will assume such liabilities, whether known or unknown, absolute or contingent, direct or indirect, relating to the DLC Interests as are normal and customary in transactions of this kind. Each Party shall indemnify the other against any claim, and any reasonable expenses incurred by the other party as to such claim, asserting that the other Party's execution of this agreement in principle or the Exchange Agreements constitutes an interference with any contractual obligation of the first Party.

          17. Representations and Warranties. FE will provide representations and warranties to DLC that are normal and customary for transactions of this kind and the Winning Bidder shall be an intended third party beneficiary thereof. DLC will provide representations and warranties to FE with respect to the DLC Interests that are normal and customary for transactions of this kind, provided that recognition shall be given for the fact FE, not DLC, is the operator of certain of the DLC Interests.

          18. Covenants. Each Party will provide such covenants as are normal and customary for transactions of this kind, including, without limitation, covenants to operate and maintain their respective generation interests in the regular and ordinary course from the date of execution of the Exchange Agreements to the closing date of the Generation Exchange.

          19. Conditions. The Exchange Agreements shall include conditions to closing the transaction(s) as are normal and customary for transaction of this kind, including conditions related to securing necessary regulatory approvals and for the absence of any material breach of covenants, representations or warranties under

FirstEnergy Corp.
October 14, 1998
Page 9


the Exchange Agreements and, furthermore, a condition that the Agreement and Plan of Merger between DQE, Inc. and Allegheny Energy, Inc. has been terminated and there is no court order requiring DQE to consummate the transactions contemplated under said agreement.

          20. Interim Operations; Proration of Expenses. The Exchange Agreements shall include covenants regarding interim operation of the FE Interests and DLC Interests following execution of such agreements and prior to closing of the Generation Exchange as are normal and customary for transactions of this kind, including the use of prudent utility practice in operating and maintaining such interests, a fair apportionment of the risk of loss or damage to such interests prior to closing, and limitations on encumbering such interests or making certain capital expenditures during such period. The Exchange Agreements also shall include provisions regarding the proration of costs and expenses as of the closing date, including as to property taxes, fuel inventories, etc.

          21. Expenses. Except as otherwise provided for herein, each Party will bear its own expenses associated with the Generation Exchange, including expenses associated with legal, financial or other advisors retained to negotiate the Exchange Agreements.

          22. Termination. If the Parties do not execute definitive Exchange Agreements by December 21, 1998, this agreement in principle shall be terminable by either Party upon written notice to the other. Following any such termination, neither Party will have any further liability or obligation to the other regarding an exchange of generation assets.

          23.  Public Announcements; Confidentiality.

          (a) The parties agree that this agreement in principle shall be a public document and, as such, may be disclosed to employees, shareholders and regulatory bodies as necessary and appropriate. Neither Party, however, shall, without the prior consent of the other, make public statements regarding ongoing negotiations to reach agreement with respect to the Exchange Agreements.

FirstEnergy Corp.
October 14, 1998
Page 10


          (b) FE acknowledges and agrees that DLC will submit this agreement in principle to the PaPUC for the purpose of obtaining PaPUC approval of the Generation Exchange, including authorization for the accounting for the net proceeds from the sale of the FE Interests. It is anticipated that the PaPUC will be in a position to issue an order regarding this Generation Exchange not later than December 21, 1998.

          24. Governing Law. This agreement in principle shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof relating to conflicts of law.

  25. Counterparts. This agreement in principle may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

FirstEnergy Corp.
October 14, 1998
Page 11



  If the foregoing correctly reflects the understanding between us, please so indicate by signing and returning the enclosed copy of this letter at your earliest convenience.

                         DUQUESNE LIGHT COMPANY


                            By: /s/Victor A. Roque
                               -------------------
                         Name:  Victor A. Roque
                         Title:  V P and General Counsel


Agreed to and accepted as of
this 14th day of October 1998


FIRSTENERGY CORP.


By:  /s/  Anthony J. Alexander
    --------------------------
Name:  Anthony J. Alexander
Title:  Exec. V.P. and General Counsel